Exhibit 99.1

FNCB Bancorp Announces Public Offering of Common Stock

Dunmore, Pennsylvania, January 28, 2019 — FNCB Bancorp, Inc. (Nasdaq: FNCB) (“FNCB” or the “Company”), announced today that it has commenced a $20,000,000 public offering of its shares of common stock, $1.25 par value per share, in a firm commitment underwritten offering. The per share purchase price paid by investors in the offering, before application of underwriting discounts, will be determined by the Company and the underwriters. The Company intends to use the proceeds of the offering for general corporate purposes, including the contribution of a portion of the proceeds to FNCB Bank, the Company’s wholly-owned subsidiary, as additional capital to support growth in its lending and investment operations.

Performance Trust Capital Partners, LLC is serving as the sole bookrunning manager and FIG Partners, LLC is serving as the lead manager for this offering. The Company intends to grant the underwriters a 30-day option to purchase from the Company up to an additional 15 percent of the offered amount of common stock.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company has filed a shelf registration statement (including a prospectus) (File No. 333-227599) and a preliminary prospectus supplement with the Securities and Exchange Commission, or the SEC, for the offering to which this communication relates. The sale of shares of common stock in this underwritten offering is being made solely pursuant to such prospectus supplement and accompanying base prospectus. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement, and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting FIG Partners, LLC, 1475 Peachtree Street NE, Suite 800, Atlanta, Georgia 30309, or by phone at 1-404-601-7200.

ABOUT FNCB BANCORP, INC.

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB operates through 16 branch offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making its customers’ banking experience simply better.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President &

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

Forward-Looking Statements

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business, including for deposit and loan growth: the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the ability of FNCB to identify future acquisition targets, complete acquisitions and integrate new teams into FNCB’s operations; the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive.  Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise.  FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the documents that FNCB periodically files with the SEC, including its Form 10-K for the year ended December 31, 2017 and its Form 8-K filed with the SEC on January 28, 2019.

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